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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No.333-53146) of our reports dated December 6, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in CIENA Corporation's Annual Report on Form 10-K for the year ended October 31, 2000, as amended. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
McLean, VA
February 28, 2001